Registration No. 333-45929

As filed with the Securities and Exchange Commission on July 13, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3189941
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

10590 West Ocean Air Drive
Suite 300
San Diego, CA 92130
(858) 509-9899
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeremy C. Bishop
Chief Executive Officer
10590 West Ocean Air Drive
Suite 300
San Diego, CA 92130
(858) 509-9899
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

EXPLANATORY NOTE

     On February 10, 1998, Sola International Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-3 (Registration No. 333-45929) (as subsequently amended prior to the date hereof, the “Registration Statement”), which registered an aggregate of $250,000,000 of debt securities and Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant. The purpose of this Amendment No. 2 to the Registration Statement is to deregister and remove from registration such portion of the $250,000,000 of the debt securities and the Common Stock previously registered on the Registration Statement that have not been sold as of the date hereof. This action is due to the termination of the offering contemplated by the Registration Statement upon the delisting and deregistration of all the debt and equity securities of the Registrant pursuant to the Form 15 filed on March 23, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with Rule 478(a)(4) under the Securities Act, Sola International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of July, 2005.

SOLA INTERNATIONAL INC.
By:	/s/ Jeremy C. Bishop
Jeremy C. Bishop
Chief Executive Officer